Exhibit 99.1
Boston Private Financial Holdings, Inc. Reports Third Quarter 2011 Results
Third Quarter 2011 Highlights:

•
Continued profitability: Q3 2011 profitability of $0.14 per diluted share, following Q2 2011 diluted EPS of $0.17 and a per share loss of $0.10 in Q3 2010. Pre-tax, pre-provision earnings rose to $20.7 million in Q3 2011 from $16.6 million in Q2 2011 and $12.4 million in Q3 2010.

•
Improved balance sheet profile: Loan growth of 2% on a linked quarter basis. Non-Performing Loans down 8% vs. Q2 2011, and down 49% year-over-year. TCE/TA up 26 basis points vs. Q2 2011, and up 34 basis points year-over-year.

•
Stable revenue stream: Revenue down 2% on a linked quarter basis, up 4% year-over-year. Total Fees and Other Income, which was 41% of Total Revenue in Q3 2011, was down 3% on a linked quarter basis, up 15% year-over-year. Net Interest Margin of 3.26%, down 3 basis points linked quarter, and 16 basis points year-over-year.

•	Expense control: Operating Expenses (excluding restructuring charges) decreased 5% on a linked quarter basis, and declined 9% year-over-year.
Boston, MA - October 25, 2011 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the "Company" or "BPFH") today reported third quarter 2011 GAAP Net Income Attributable to the Common Stockholders of $11.5 million, compared to GAAP Net Income Attributable to the Common Stockholders of $14.3 million in the second quarter of 2011. BPFH reported third quarter diluted earnings per share of $0.14 compared to diluted earnings per share of $0.17 in the second quarter of 2011.
"In the third quarter we continued to see improvement in the overall health of our Company," said CEO and President Clayton G. Deutsch.  "These results show continued evidence that our program to return the Company to sustainable and acceptable profitability is unfolding as planned. Since my arrival last August, we asserted a restructuring plan that returned the Company to profitability in the second quarter of 2011, and our third quarter results show ongoing progress. We continue to focus on improving our credit quality, accumulating capital, carefully managing growth while reducing risk and improving the core performance of our Wealth Management and Private Banking businesses."
"In a difficult environment, we witnessed loan growth across our commercial and residential lending businesses, relatively stable Net Interest Income and stable fee-based revenues," said Mr. Deutsch. "We reduced Operating Expenses and closely managed credit which resulted in a year-over-year reduction in the Provision for Loan Losses. We continue to believe that our NIM defense is strong and that our Wealth Management and Private Banking model has the intrinsics to outperform core banking in a prolonged low interest rate environment."
Diversified Revenue Stream Holds Steady
Net Interest Income in the third quarter was $45.1 million, down 2% from $46.0 million in the second quarter 2011 and down 3% from $46.4 million in the third quarter of 2010. Fees and Other Income decreased to $31.4 million, down 3% from $32.3 million in the second quarter of 2011 and up 15% from $27.3 million in the third quarter of 2010.
Total Assets Under Management/Advisory ("AUM") decreased to $18.2 billion in the third quarter, down 10% from $20.2 billion in the second quarter 2011 and down 2% from $18.6 billion in the third quarter of 2010, primarily due to market declines. The Company experienced third quarter 2011 net AUM outflows of $223 million, as compared to $150 million of net outflows in the prior quarter and $2 million of net inflows in the third quarter of 2010.
Operating Expenses Decline
Operating Expenses (excluding restructuring costs of $1.1 million) in the third quarter were $55.4 million, down 5% from $58.2 million (excluding restructuring costs of $4.3 million) on a linked quarter basis. On a year-over-year basis, Operating Expenses were down 9% from $61.0 million.
"I'm heartened by the progress we've made in taking cost out of the Company and improving operating efficiencies overall," said Mr. Deutsch. "However, we will not be satisfied until we meet our previously announced targeted reduction of $25 million in costs. Our Bank post-merger consolidations and conversions will roll through the fourth quarter of 2011, and the first and second quarters of 2012. We are on track with our consolidation plan and associated savings."

Asset Quality Continues to Improve
Provision for Loan Losses in the third quarter was $4.5 million, up from a recovery of ($2.2) million in the second quarter and down 86% from $32.1 million year-over-year.
Non-Performing Loans ("NPLs") declined for the second consecutive quarter. In the third quarter of 2011 NPLs were $73.4 million, down 8% from $79.9 million on a linked quarter basis and down 49% from $143.1 million year-over-year. As a percentage of Total Loans, NPLs were 1.64% in the third quarter of 2011, down 17 basis points from 1.81% in the second quarter of 2011.
Additional credit metrics are listed below on a linked quarter and year-over-year basis:

(In millions)	September 30, 2011	June 30, 2011	September 30, 2010
Total Criticized Loans	$355.4	$339.8	$397.4
Total Loans 30-89 Days Past Due and Accruing	$20.9	$6.5	$16.9
Total Net Loans Charged-off/ (Recovered)	$4.5	$(0.7)	$11.1
Allowance for Loan Losses/Total Loans	2.20%	2.24%	2.21%
Capital Accumulation Continues
"Our Tangible Common Equity to Tangible Assets ratio increased 26 basis points to 7.14% on a linked quarter basis," said David J. Kaye, Chief Financial Officer. "We remain comfortable with our capital position and will continue to be in capital accumulation mode in the near term."
Additional capital ratios are listed below on a linked quarter and year-over-year basis:

	September 30, 2011	June 30, 2011	September 30, 2010
Total Risk-Based Capital *	15.47%	15.18%	14.92%
Tier I Risk-Based Capital *	12.54%	12.12%	13.58%
Tier I Leverage Capital *	8.43%	8.14%	9.70%
TCE/TA	7.14%	6.88%	6.80%
TCE/Risk Weighted Assets *	10.39%	10.22%	9.61%
*September 30, 2011 data is shown on a pro-forma basis.
"Our third quarter results speak to continued progress with our overall program to deliver acceptable returns," said Mr. Deutsch. "Our third quarter annualized ROE of 8.6%, while a vast improvement, is still short of our declared goal of a consistent 12% ROE for our shareholders. We remain committed to attaining this threshold by 2013," he concluded.

Dividend Payments
Concurrent with the release of the third quarter 2011 earnings, the Board of Directors of the Company declared a cash dividend to stockholders of $0.01 per share. The record date for this dividend is November 16, 2011, and the payment date is November 30, 2011.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, such as the TCE/TA and TCE/RWA ratios, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.  A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.
Conference Call
Management will hold a conference call at 8:00 a.m. Eastern Time on Wednesday, October 26, to discuss the financial results in more detail. To access the call:
Dial In #: (866) 843-0890
International Dial In #: (412) 317-9250
Elite Entry Number: 2046460
Replay Information:
Available from October 26 at 12 noon until November 2
Dial In #: (877) 344-7529
International Dial In #: (412) 317-0088
Conference Number: 10005064
The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.
Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization with Wealth Management and Private Banking affiliates in Boston, New York, Philadelphia, Los Angeles, San Francisco and Seattle. The Company has a $6 billion Private Banking balance sheet, and manages over $18 billion of client assets.
The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)
For more information about BPFH, visit the Company's website at www.bostonprivate.com.
Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a locally operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.

CONTACT:
Jeanne Hess
Assistant Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3798
jhess@bostonprivate.com
John Hartz
Sloane & Company
857-598-4779
jhartz@sloanepr.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in assumptions or unanticipated factors adversely affecting the timing, among other matters, of expenses or cost savings relating to or resulting from the consolidation of the Company's banking subsidiaries; adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; the risk that the Company's deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	September 30, 2011	June 30, 2011	September 30, 2010
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$330,425	$472,555	$371,482
Investment securities:
Available for sale	848,855	793,622	736,777
Held to maturity	—	—	3,005
Total investment securities	848,855	793,622	739,782
Loans held for sale	13,275	4,625	22,290
Total loans	4,487,719	4,409,440	4,530,274
Less: Allowance for loan losses	98,759	98,742	100,010
Net loans	4,388,960	4,310,698	4,430,264
Other real estate owned (“OREO”)	9,161	14,485	13,069
Stock in Federal Home Loan Banks	44,248	44,785	46,393
Premises and equipment, net	28,812	27,279	26,781
Goodwill	115,038	115,038	108,696
Intangible assets, net	31,736	32,913	37,457
Fees receivable	7,998	8,481	7,338
Accrued interest receivable	16,492	16,881	18,783
Income tax receivable and deferred	77,886	83,163	81,414
Other assets	110,423	112,253	127,517
Total assets	$6,023,309	$6,036,778	$6,031,266
Liabilities:
Deposits	$4,534,076	$4,551,319	$4,492,516
Securities sold under agreements to repurchase	108,294	122,448	108,575
Federal Home Loan Bank borrowings	527,481	523,695	584,521
Junior subordinated debentures	188,645	188,645	193,645
Other liabilities	91,274	90,491	99,526
Total liabilities	5,449,770	5,476,598	5,478,783
Redeemable Noncontrolling Interests	21,885	21,210	18,721
The Company’s Stockholders’ Equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares;
Series B, issued and outstanding (contingently convertible): 401 shares at September 30, 2011, June 30, 2011, and September 30, 2010; liquidation value: $100,000 per share	58,089	58,089	58,089
Common stock, $1.00 par value; authorized: 170,000,000 shares; issued and outstanding: 78,004,135 shares at September 30, 2011; 77,942,074 shares at June 30, 2011; and 76,592,233 shares at September 30, 2010	78,004	77,942	76,592
Additional paid-in capital	655,165	654,297	652,832
Accumulated deficit	(243,079)	(254,758)	(259,196)
Accumulated other comprehensive income	3,475	3,400	5,445
Total stockholders’ equity	551,654	538,970	533,762
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$6,023,309	$6,036,778	$6,031,266

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$53,030	$54,565	$58,036	$160,153	$173,337
Taxable investment securities	1,493	1,391	1,613	4,263	4,742
Non-taxable investment securities	891	930	1,283	2,922	3,869
Mortgage-backed securities	1,873	1,841	1,902	5,521	6,228
Federal funds sold and other	245	283	223	849	943
Total interest and dividend income	57,532	59,010	63,057	173,708	189,119
Interest expense:
Deposits	5,921	6,301	8,710	18,871	28,721
Federal Home Loan Bank borrowings	4,203	4,261	4,870	12,856	15,358
Junior subordinated debentures	1,851	1,905	2,511	5,648	7,505
Repurchase agreements and other short-term borrowings	485	519	522	1,526	1,763
Total interest expense	12,460	12,986	16,613	38,901	53,347
Net interest income	45,072	46,024	46,444	134,807	135,772
Provision/ (credit) for loan losses	4,500	(2,190)	32,050	15,660	54,627
Net interest income/(loss) after provision for loan losses	40,572	48,214	14,394	119,147	81,145
Fees and other income:
Investment management and trust fees	16,161	16,337	14,443	48,581	44,674
Wealth advisory fees	10,249	10,277	9,525	30,597	28,087
Other banking fee income	1,339	1,287	1,546	3,859	3,987
Gain on repurchase of debt	—	1,838	—	1,838	—
Gain on sale of investments, net	103	168	1,147	689	3,566
Gain on sale of loans, net	386	1,125	713	1,897	1,670
Gain/(loss) on OREO, net	3,156	844	(626)	4,110	(2,645)
Other	(44)	437	551	2,186	1,021
Total fees and other income	31,350	32,313	27,299	93,757	80,360
Operating expense:
Salaries and employee benefits	34,900	35,867	38,662	107,539	107,164
Occupancy and equipment	7,627	7,431	7,036	22,401	20,519
Professional services	3,667	5,314	4,857	14,164	14,025
Marketing and business development	1,510	1,896	1,677	4,869	5,229
Contract services and data processing	1,306	1,388	1,290	4,017	4,052
Amortization of intangibles	1,177	1,450	1,299	3,839	3,968
FDIC insurance	1,356	1,294	2,137	4,887	6,490
Restructuring expense	1,116	4,304	—	7,402	—
Other	3,819	3,521	4,021	11,530	12,231
Total operating expense	56,478	62,465	60,979	180,648	173,678
Income/(loss) before income taxes	15,444	18,062	(19,286)	32,256	(12,173)
Income tax expense/(benefit)	4,570	4,229	(12,412)	8,620	(11,278)
Net income/(loss) from continuing operations	10,874	13,833	(6,874)	23,636	(895)
Net income/(loss) from discontinued operations (1)	1,567	1,516	267	4,752	1,812
Net income/(loss) before attribution to noncontrolling interests	12,441	15,349	(6,607)	28,388	917
Less: Net income/ (loss) attributable to noncontrolling interests	762	804	629	2,313	1,929
Net income/(loss) attributable to the Company	$11,679	$14,545	$(7,236)	$26,075	$(1,012)

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended			Nine Months Ended
PER SHARE DATA:	September 30, 2011	June 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
	(In thousands, except share and per share data)
Calculation of Income/(Loss) for EPS:
Net Income/(Loss) from Continuing Operations	$10,874	$13,833	$(6,874)	23,636	(895)
Less: Net Income Attributable to Noncontrolling Interests	762	804	629	2,313	1,929
Net Income/(Loss) from Continuing Operations Attributable to the Company	$10,112	$13,029	$(7,503)	21,323	(2,824)
Adjustments to Net Income/(Loss) Attributable to the Company to Arrive at Net Income/(Loss) Attributable to Common Stockholders (3)	(265)	(199)	163	(740)	(9,466)
Net Income/(Loss) from Continuing Operations Attributable to the Common Stockholders	$9,847	$12,830	$(7,340)	20,583	(12,290)
Net Income/(Loss) from Discontinued Operations (1)	$1,567	$1,516	$267	4,752	1,812
Net Income/(Loss) Attributable to the Common Stockholders	$11,414	$14,346	$(7,073)	25,335	(10,478)

Dividends Paid on Series B Preferred Stock for Diluted EPS	$73	$73	$—	$218	$—

End of Period Common Shares Outstanding	78,004,135	77,942,074	76,592,333	78,004,135	76,592,333

Average Shares Outstanding:
Weighted Average Basic Shares	75,378,923	75,194,687	74,153,623	75,083,976	70,293,324
Weighted Average Diluted Shares (4)	83,556,408	83,264,842	74,153,623	83,176,060	70,293,324

Earnings/(Loss) per Share - Basic
Earnings/(Loss) per Share from Continuing Operations	$0.13	$0.17	$(0.10)	$0.28	$(0.18)
Income/(Loss) per Share from Discontinued Operations (1)	$0.02	$0.02	$—	$0.06	$0.03
Earnings/(Loss) per Share	$0.15	$0.19	$(0.10)	$0.34	$(0.15)

Earnings/(Loss) per Share - Diluted (6)
Earnings/(Loss) per Share from Continuing Operations	$0.12	$0.15	$(0.10)	$0.25	$(0.18)
Income/(Loss) per Share from Discontinued Operations (1)	$0.02	$0.02	$—	$0.06	$0.03
Earnings/(Loss) per Share	$0.14	$0.17	$(0.10)	$0.31	$(0.15)

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	September 30, 2011	June 30, 2011	September 30, 2010
FINANCIAL DATA:
Book Value Per Common Share	$6.33	$6.17	$6.21
Tangible Book Value Per Share (2)	$4.92	$4.76	$4.77
Market Price Per Share	$5.88	$6.58	$6.54

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$3,427,000	$3,739,000	$3,561,000
Investment Managers	7,127,000	8,295,000	7,521,000
Wealth Advisory	7,673,000	8,184,000	7,553,000
Less: Inter-company Relationship	(18,000)	(20,000)	(18,000)
Assets Under Management and Advisory	$18,209,000	$20,198,000	$18,617,000

FINANCIAL RATIOS:
Total Equity/Total Assets	9.16%	8.93%	8.85%
Tangible Common Equity/Tangible Assets (2)	7.14%	6.88%	6.80%
Tangible Common Equity/Risk Weighted Assets (2)	10.39%	10.22%	9.61%
Allowance for Loan Losses/Total Loans	2.20%	2.24%	2.21%
Allowance for Loan Losses/Non-performing Loans	134%	124%	70%
Return on Average Assets - Three Months Ended	0.76%	0.96%	(0.48)%
Return on Average Equity - Three Months Ended	8.57%	10.98%	(5.36)%
Efficiency Ratio (2)	72.31%	77.92%	80.67%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In Thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010	Sep 30, 2011	Jun 30, 2011	Sep 30, 2010
AVERAGE ASSETS
Earning Assets:
Cash and Investments:
Taxable investment securities	$396,415	$367,567	$314,636	$1,493	$1,391	$1,613	1.51%	1.51%	2.05%
Non-taxable investment securities (5)	190,772	187,379	198,369	1,386	1,403	1,951	2.91%	2.99%	3.93%
Mortgage-backed securities	236,105	228,578	219,651	1,873	1,841	1,902	3.17%	3.22%	3.46%
Federal funds sold and other	400,785	462,350	351,850	245	283	223	0.24%	0.25%	0.25%
Total Cash and Investments	1,224,077	1,245,874	1,084,506	4,997	4,918	5,689	1.63%	1.58%	2.10%
Loans: (6)
Commercial and Construction (5)	2,346,169	2,400,681	2,587,847	32,204	33,819	36,481	5.39%	5.49%	5.56%
Residential Mortgage	1,794,929	1,742,769	1,637,831	19,022	19,131	19,621	4.24%	4.39%	4.79%
Home Equity and Other Consumer	318,003	316,268	295,395	2,993	2,971	3,116	3.71%	3.75%	4.16%
Total Loans	4,459,101	4,459,718	4,521,073	54,219	55,921	59,218	4.81%	4.94%	5.19%
Total Earning Assets	5,683,178	5,705,592	5,605,579	59,216	60,839	64,907	4.12%	4.20%	4.59%
Less: Allowance for Loan Losses	99,387	103,233	81,543
Cash and due From Banks (Non-Interest Bearing)	53,582	31,690	27,983
Other Assets	543,271	456,139	443,124
TOTAL AVERAGE ASSETS	$6,180,644	$6,090,188	$5,995,143
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$539,489	$517,271	$559,413	$357	$358	$467	0.26%	0.28%	0.33%
Money Market	1,857,755	1,910,004	1,698,381	2,506	2,787	3,821	0.54%	0.59%	0.89%
Certificates of Deposit	1,006,639	1,029,713	1,277,670	3,058	3,156	4,422	1.21%	1.23%	1.37%
Total Deposits	3,403,883	3,456,988	3,535,464	5,921	6,301	8,710	0.69%	0.73%	0.98%
Junior Subordinated Debentures	188,645	192,416	193,645	1,851	1,905	2,511	3.92%	3.96%	5.19%
FHLB Borrowings and Other	657,122	644,084	614,459	4,688	4,780	5,392	2.79%	2.94%	3.43%
Total Interest-Bearing Liabilities	4,249,650	4,293,488	4,343,568	12,460	12,986	16,613	1.16%	1.21%	1.51%
Non-interest Bearing Demand Deposits	1,139,457	1,128,330	986,892
Payables and Other Liabilities	224,717	117,707	104,806
Total Liabilities	5,613,824	5,539,525	5,435,266
Redeemable Noncontrolling Interests	21,516	20,613	19,542
Stockholders' Equity	545,304	530,050	540,335
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS' EQUITY	$6,180,644	$6,090,188	$5,995,143
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$46,756	$47,853	$48,294
FTE Adjustment (5)				1,684	1,829	1,850
Net Interest Income (GAAP Basis)				$45,072	$46,024	$46,444
Interest Rate Spread							2.96%	2.99%	3.08%
Net Interest Margin							3.26%	3.29%	3.42%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance		Interest Income/Expense		Average Yield/Rate
(In Thousands)	Nine Months Ended		Nine Months Ended		Nine Months Ended
AVERAGE BALANCE SHEET:	Sep 30, 2011	Sep 30, 2010	Sep 30, 2011	Sep 30, 2010	Sep 30, 2011	Sep 30, 2010
AVERAGE ASSETS
Earning Assets:
Cash and Investments:
Taxable investment securities	$375,172	$293,883	$4,263	$4,742	1.51%	2.15%
Non-taxable investment securities (5)	193,435	189,991	4,443	5,928	3.06%	4.16%
Mortgage-backed securities	233,309	240,176	5,521	6,228	3.16%	3.46%
Federal funds sold and other	474,173	515,648	849	943	0.24%	0.24%
Total Cash and Investments	1,276,089	1,239,698	15,076	17,841	1.58%	1.92%
Loans: (6)
Commercial and Construction (5)	2,379,006	2,569,262	98,338	109,482	5.47%	5.59%
Residential Mortgage	1,741,302	1,572,909	56,882	57,758	4.36%	4.90%
Home Equity and Other Consumer	328,641	278,313	8,831	9,418	3.57%	5.01%
Total Loans	4,448,949	4,420,484	164,051	176,658	4.89%	5.30%
Total Earning Assets	5,725,038	5,660,182	179,127	194,499	4.15%	4.56%
Less: Allowance for Loan Losses	100,761	75,446
Cash and due From Banks (Non-Interest Bearing)	39,696	29,658
Other Assets	476,103	500,203
TOTAL AVERAGE ASSETS	$6,140,076	$6,114,597
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$532,340	$537,323	$1,090	$1,575	0.27%	0.39%
Money Market	1,867,430	1,666,649	8,107	11,504	0.58%	0.92%
Certificates of Deposit	1,039,997	1,361,830	9,674	15,642	1.24%	1.54%
Total Deposits	3,439,767	3,565,802	18,871	28,721	0.73%	1.08%
Junior Subordinated Debentures	191,639	193,645	5,648	7,505	3.93%	5.17%
FHLB Borrowings and Other	666,263	635,764	14,382	17,121	2.85%	3.55%
Total Interest-Bearing Liabilities	4,297,669	4,395,211	38,901	53,347	1.20%	1.62%
Non-interest Bearing Demand Deposits	1,136,918	1,011,493
Payables and Other Liabilities	152,885	100,739
Total Liabilities	5,587,472	5,507,443
Redeemable Noncontrolling Interests	20,657	20,508
Stockholders' Equity	531,947	586,646
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS' EQUITY	$6,140,076	$6,114,597
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)			$140,226	$141,152
FTE Adjustment (5)			5,419	5,380
Net Interest Income (GAAP Basis)			$134,807	$135,772
Interest Rate Spread					2.95%	2.94%
Net Interest Margin					3.25%	3.31%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	September 30, 2011	June 30, 2011	September 30, 2010
LOAN DATA (7):
Commercial and Industrial Loans:
New England	$502,382	$480,452	$435,695
San Francisco Bay	57,918	60,065	76,136
Southern California	42,770	45,001	49,025
Pacific Northwest	38,223	34,326	42,855
Eliminations and other, net	—	(116)	(213)
Total Commercial and Industrial Loans	$641,293	$619,728	$603,498
Commercial Real Estate Loans:
New England	$627,413	$625,328	$647,182
San Francisco Bay	662,436	670,469	859,858
Southern California	194,998	170,496	184,358
Pacific Northwest	109,983	102,295	91,482
Total Commercial Real Estate Loans	$1,594,830	$1,568,588	$1,782,880
Construction and Land Loans:
New England	$90,751	$78,149	$97,585
San Francisco Bay	41,157	42,286	97,791
Southern California	5,530	3,215	1,869
Pacific Northwest	7,279	6,920	13,670
Total Construction and Land Loans	$144,717	$130,570	$210,915
Residential Mortgage Loans:
New England	$1,237,389	$1,217,654	$1,154,671
San Francisco Bay	322,783	321,110	277,321
Southern California	177,647	177,320	159,321
Pacific Northwest	53,056	51,587	43,645
Total Residential Mortgage Loans	$1,790,875	$1,767,671	$1,634,958
Home Equity Loans:
New England	$90,082	$91,041	$102,321
San Francisco Bay	49,475	52,132	51,761
Southern California	5,756	4,910	5,085
Pacific Northwest	5,343	5,445	5,176
Total Home Equity Loans	$150,656	$153,528	$164,343
Other Consumer Loans:
New England	$137,692	$140,006	$99,248
San Francisco Bay	12,427	14,330	20,391
Southern California	11,970	12,199	10,444
Pacific Northwest	1,688	1,180	1,391
Eliminations and other, net	1,571	1,640	2,206
Total Other Consumer Loans	$165,348	$169,355	$133,680
Total Loans
New England	$2,685,709	$2,632,630	$2,536,702
San Francisco Bay	1,146,196	1,160,392	1,383,258
Southern California	438,671	413,141	410,102
Pacific Northwest	215,572	201,753	198,219
Eliminations and other, net	1,571	1,524	1,993
Total Loans	$4,487,719	$4,409,440	$4,530,274

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	September 30, 2011	June 30, 2011	September 30, 2010
CREDIT QUALITY (7):
Special Mention Loans:
New England	$60,383	$55,051	$54,375
San Francisco Bay	71,640	68,262	66,493
Southern California	32,189	16,158	7,872
Pacific Northwest	13,901	17,029	21,325
Total Special Mention Loans	$178,113	$156,500	$150,065
Accruing Classified Loans (8):
New England	$21,328	$17,213	$19,228
San Francisco Bay	55,426	57,420	66,061
Southern California	23,815	25,145	11,467
Pacific Northwest	3,310	3,697	9,308
Total Accruing Classified Loans	$103,879	$103,475	$106,064
Non-performing Loans:
New England	$33,413	$29,095	$20,872
San Francisco Bay	27,449	31,753	99,573
Southern California (9)	10,186	13,226	12,585
Pacific Northwest	2,397	5,868	10,060
Total Non-performing Loans	$73,445	$79,942	$143,090
Other Real Estate Owned:
New England	$1,301	$1,498	$892
San Francisco Bay	5,847	10,974	4,283
Southern California	345	345	4,141
Pacific Northwest	1,668	1,668	3,753
Total Other Real Estate Owned	$9,161	$14,485	$13,069
Loans 30-89 Days Past Due and Accruing:
New England	$348	$3,060	$5,515
San Francisco Bay	16,649	2,304	8,270
Southern California	3,947	1,137	2,860
Pacific Northwest	—	—	226
Total Loans 30-89 Days Past Due and Accruing	$20,944	$6,501	$16,871
Loans Charged-off/ (Recovered), Net for the Three Months Ended:
New England	$752	$127	$393
San Francisco Bay	3,266	2,036	11,896
Southern California	179	(3,552)	(1,224)
Pacific Northwest	286	739	48
Total Net Loans Charged-off/ (Recovered)	$4,483	$(650)	$11,113
Loans Charged-off/ (Recovered), Net for the Nine Months Ended:
New England	$2,153		$3,215
San Francisco Bay	16,591		20,901
Southern California	(4,460)		(1,635)
Pacific Northwest	1,019		580
Total Net Loans Charged-off/ (Recovered)	$15,303		$23,061

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(1)
In 2009, the Company completed the sale of its affiliates Boston Private Value Investors, Sand Hill Advisors, RINET, Gibraltar, and Westfield Capital Management. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

(2)
The Company uses certain non-GAAP financial measures, such as: Tangible Book Value; the Tangible Common Equity ("TCE") to Tangible Assets ("TA") ratio; the TCE to Risk Weighted Assets ratio; pre-tax, pre-provision earnings; and operating expenses excluding restructuring costs to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP TCE to TA ratio, and the Non-GAAP TCE to Risk Weighted Assets ratio, and from GAAP Book Value to Non-GAAP Tangible Book Value are presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude Goodwill and Intangible Assets, net and includes the difference between Redemption Value and value per ARB 51 for Redeemable Non-controlling Interests.

(In Thousands)	September 30, 2011	June 30, 2011	September 30, 2010
Total Balance Sheet Assets	$6,023,309	$6,036,778	$6,031,266
LESS: Goodwill and Intangible Assets, net	(146,774)	(147,951)	(146,153)
Tangible Assets (non-GAAP)	5,876,535	5,888,827	5,885,113
Total Equity	551,654	538,970	533,762
LESS: Goodwill and Intangible Assets, net	(146,774)	(147,951)	(146,153)
ADD: Difference between Redemption Value of Non-controlling Interests and value under ARB 51	14,641	14,170	12,608
Total adjusting items	(132,133)	(133,781)	(133,545)
Tangible Common Equity (non-GAAP)	419,521	405,189	400,217
Total Equity/Total Assets	9.16%	8.93%	8.85%
Tangible Common Equity/Tangible Assets (non-GAAP)	7.14%	6.88%	6.80%

Total Risk Weighted Assets *	4,037,336	3,965,672	4,165,485
Tangible Common Equity/Total Risk Weighted Assets (non-GAAP)	10.39%	10.22%	9.61%

End of Period Shares Outstanding	78,004	77,942	76,592
EOP Carlyle Common Convertible Shares	7,261	7,261	7,261
Common Equivalent Shares	85,265	85,203	83,853

Book Value Per Common Share	$6.33	$6.17	$6.21
Tangible Book Value Per Share	$4.92	$4.76	$4.77

* Risk Weighted Assets for September 30, 2011 is shown on a pro-forma basis

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

Reconciliations from the Company's GAAP net income attributable to the Company to Non-GAAP pre-tax, pre-provision earnings and from GAAP operating expenses to Non-GAAP operating expenses excluding restructuring costs are presented below:

(In Thousands)	September 30, 2011	June 30, 2011	September 30, 2010
Net income/(loss) attributable to the Company (GAAP)	$11,679	$14,545	$(7,236)
ADD BACK: Provision/ (credit) for loan losses	4,500	(2,190)	32,050
ADD BACK: Income tax expense/(benefit)	4,570	4,229	(12,412)
Pre-tax, pre-provision earnings (Non-GAAP)	$20,749	$16,584	$12,402

Total operating expense (GAAP)	$56,478	$62,465	$60,979
LESS: Restructuring expense	1,116	4,304	—
Total operating expenses (excluding restructuring costs) (Non-GAAP)	$55,362	$58,161	$60,979

(3)
Adjustments to Net Income/(Loss) Attributable to the Company to arrive at Net Income/(Loss) Attributable to the Common Stockholders, as presented in these tables, include decrease/ (increase) in Noncontrolling Interests Redemption Value; Dividends on Preferred Securities; and Accretion of Discount on Series C Preferred Stock.

(4)
When the Company has positive Net Income from Continuing Operations Attributable to the Common Stockholders, the Company adds additional shares to Basic Weighted Average Shares Outstanding to arrive at Diluted Weighted Average Shares Outstanding for the Diluted Earnings Per Share calculation to reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the Diluted Earning Per Share calculation. The potential dilutive shares relate to: unexercised stock options, unvested restricted stock, unexercised stock warrants, contingently issuable shares, unconverted Convertible Preferred stock, and unconverted Convertible Trust Preferred securities. The amount of shares that were anti-dilutive for the three and nine months ended September 30, 2011 were 1.7 million for both periods. The amount of shares that were anti-dilutive for the three and nine months ended September 30, 2010 were 10.5 million, and 10.7 million respectively. The amount of shares that were anti-dilutive for the three months ended June 30, 2011 were 1.7 million. See Part II. Item 8. "Financial Statements and Supplementary Data - Note 1: Basis of Presentation and Summary of Significant Accounting Policies"in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 for additional information.

(5)	Interest Income on Non-taxable Investments and Loans are presented on an FTE basis using the federal statutory rate.

(6)	Includes Loans Held for Sale and Non-accrual Loans.

(7)
The concentration of the Private Banking loan data and credit quality is based on the location of the lender. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(8)
Accruing classified loans include loans that are classified as substandard but are still accruing interest income. The Bank may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonperforming at some time in the future.

(9)	Includes the non-strategic loans held for sale of $2.9 million at September 30, 2010. There were no non-strategic loans held for sale at September 30, 2011 or June 30, 2011.